Exhibit 5.1

25 April 2024

Matter No.: 837481

Doc Ref.: 109892470
852 2842 9531

Anna.Chong@conyers.com

852 2842 9522

Michael.Yu@conyers.com

ATA Creativity Global

c/o Rm. 507, Bldg. 3, BinhuZhuoyueCheng,

WenhuaKechuangYuan, Huayuan Blvd. 365,

Baohe, Hefei, Anhui 230051, China

Dear Sir/ Madam,

Re: ATA Creativity Global (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a replacement registration statement on form F-3, including all amendments or supplements thereto (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, (the “Securities Act”), as amended to date, of up to an aggregate amount of US$80,000,000 American depositary shares (the “ADSs”) representing the Company’s common shares of par value US$0.01 per share (the “Common Shares”) and/or warrants (the “Warrants”) to purchase Common Shares (the “Warrant Shares”, and collectively with the ADSs, the Common Shares and the Warrants, the “Securities”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	a copy of the Registration Statement, including the base prospectus contained in the Registration Statement dated 25 April 2024 (the “Prospectus”);

1.2.	the duly adopted and effective fourth amended and restated memorandum and articles of association of the Company;

1.3.	unanimous written resolutions of the directors of the Company dated 25 April 2024 (the “Resolutions”);

1.4.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 22 April 2024 (the “Certificate Date”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

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2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the definitive agreements relating to the Securities (the “Securities Agreements”), other than the Company, to enter into and perform its respective obligations under the Securities Agreements;

2.4.	the due execution and delivery of the Warrants and the Securities Agreements by the Company and each of the parties thereto;

2.5.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.6.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.7.	that any conditions to which the Resolutions are subject will have been satisfied and/or waived;

2.8.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.9.	that upon issue of the Common Shares and Warrant Shares to be sold by the Company, the Company will receive consideration for the full issue or exercise price thereof which shall be equal to at least the par value of the Common Shares or Warrant Shares and that the Common Shares or Warrant Shares will be duly registered in the Company’s Register of Members;

2.10.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities;

2.11.	that on the date of allotment (where applicable) and issuance of any Securities, the Company is, and after any such allotment and issuance the Company is and will be able to, pay its debts;

2.12.	that the Company will have sufficient authorized and unissued share capital to effect the issue of Common Shares or Warrant Shares (as the case may be) at the time of issuance;

2.13.	that the form and terms of any and all Securities Agreements and/or any other purchase, underwriting or similar agreement, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands, and the validity and binding effect of such agreements under their respective governing laws;

2.14.	that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association and that the memorandum and articles of association of the Company will not be amended in any manner that would affect the opinions expressed herein;

2.15.	that the Securities to be offered and sold, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms pursuant to the applicable governing law and jurisdiction of the agreements under which they were issued (except to the extent that we expressly opine herein on matters of Cayman Islands law);

2.16.	that the issuance and sale of and payment for the Securities will be in accordance with the Securities Agreements and/or any other purchase, underwriting or similar agreement in each case duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the Prospectus, any post-effective amendment thereto and any prospectus supplement);

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2.17.	that there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Securities;

2.18.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and the Prospectus will be duly filed with and/or declared effective by the Commission; and

2.19.	the Company has not taken any action to appoint a restructuring officer.

3.	QUALIFICATIONS

3.1.	The obligations of the Company in connection with any offer, issuance and sale of any Securities:-

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying foreign laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty;

(e)	in the case of any applicable purchase, underwriting, or similar agreement and any other agreement or document relating to the issue of the Common Shares or Warrant Shares (as the case may be), may be subject to the common law rules that damages against the Company are only available where the purchaser of the Common Shares or Warrant Shares (as the case may be) rescinds such agreement; and

(f)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Securities Agreements if there are other proceedings in respect of those Securities Agreements simultaneously underway against the Company in another jurisdiction.

3.2.	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We express no opinion as to the meaning, validity or effect of any references to foreign (non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Securities Agreements.

3.4.	We have not reviewed any of the Securities Agreements to be entered into and our opinions are qualified accordingly.

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3.5.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and validly existing as an exempted company with limited liability under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	The allotment and issue of the Common Shares and the Warrant Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Common Shares and the Warrant Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	Upon the due issuance, execution and delivery of the Warrants by the Company and payment of the consideration therefor as contemplated in the Securities Agreements, the Registration Statement, the Prospectus, any post-effective amendment thereto and any prospectus supplement, such Warrants will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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